Exhibit 99.(d)(12)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and

Alliance Capital Management L. P.

As of July 1, 2003, as amended January 11, 2006

SEI INSTITUTIONAL INTERNATIONAL TRUST

International Equity Fund

International Fixed Income Fund

SEI Investments Management Corporation	Alliance Capital Management L.P. By: Alliance Capital Management Corporation, its general partner

By:	By:

/s/ Sofia A. Rosala	/s/ Louis T. Mangan

Name:	Name:

Sophia A. Rosala	Louis T. Mangan

Title:	Title:

Vice President & Assistant Secretary	Assistant Secretary

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation

and

Alliance Capital Management L. P.

As of July 1, 2003, as amended January 11, 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional International Trust

International Equity Fund

International Fixed Income Fund

Agreed and Accepted:

SEI Investments Management Corporation	Alliance Capital Management L.P. By: Alliance Capital Management Corporation, its general partner

By:	By:

/s/ Sofia A. Rosala	/s/ Louis T. Mangan

Name:	Name:

Sophia A. Rosala	Louis T. Mangan

Title:	Title:

Vice President & Assistant Secretary	Assistant Secretary